                                                                EXHIBIT 10.13











                                    SUBLEASE

                                     BETWEEN

                  CMS DEVELOPMENT AND MANAGEMENT COMPANY, INC.
                                 as Sublandlord

                                       AND

                                 PMR CORPORATION
                                  as Subtenant

                                TABLE OF CONTENTS
                                -----------------

ARTICLE 1      DESCRIPTION OF LEASED SPACE, PRIME LEASE................................      1
   1.1         Demise of Leased Space..................................................      1
   1.2         Prime Lease.............................................................      1
   1.3.        Protection of Prime Lease...............................................      2
   1.4         Sublandlord's Prime Lease Obligations...................................      2

ARTICLE 2      TERM....................................................................      2
   2.1         Commencement and Expiration.............................................      2

ARTICLE 3      RENT....................................................................      2
   3.1         Monthly Base Rent.......................................................      2
   3.2         Annual Increase in Rent.................................................      3
   3.3         Late Charge.............................................................      3

ARTICLE 4 -    USE; LIMITATIONS........................................................      3
   4.1         Uses....................................................................      3
   4.2         Regulations and CC&R's..................................................      4

ARTICLE 5 -    CONSTRUCTION OF INITIAL IMPROVEMENTS....................................      4
   5.1         Improvement Work........................................................      4

ARTICLE 6 -    ALTERATIONS AND ADDITIONS...............................................      4
   6.1         Alterations.............................................................      4
   6.2         Removal of Improvements.................................................      4

ARTICLE 7 -    UTILITIES AND SERVICES..................................................      5
   7.1         Utilities and Services..................................................      5

ARTICLE 8 -    INDEMNIFICATION.........................................................      5
   8.1         Indemnity and Defense...................................................      5
   8.2         Exculpation.............................................................      6

ARTICLE 9 -    INSURANCE...............................................................      6

ARTICLE 10 -   CARE OF LEASED SPACE....................................................      7
   10.1        Subtenant's Obligation..................................................      7

ARTICLE 11 -   PAYMENT OF OPERATING COSTS, PROPERTY - TAXES
               AND UTILITY CHARGES.....................................................      8
   11.1        Costs, Taxes, and Utility Charges.......................................      8
   11.2        Payment       ..........................................................      8
   11.3        Subtenant's Proportionate Share.........................................      8

ARTICLE 12 -   BROKERAGE COMMISSIONS...................................................      9
   12.1        Representations.........................................................      9
   12.2        Payment.................................................................      9

ARTICLE 13 -   RIGHTS RESERVED BY SUBLANDLORD..........................................      9
   13.1        Reserved Rights.........................................................      9

ARTICLE 14 -   ASSIGNMENT AND SUBLETTING...............................................      9
   14.1        Assignment..............................................................      9
   14.2        Subleasing..............................................................     10

ARTICLE 15 -   QUIET ENJOYMENT.........................................................     10
   15.1        Quiet Enjoyment.........................................................     10

ARTICLE 16 -   DEFAULT.................................................................     10
   16.1        Subtenant's Default.....................................................     10
   16.2        Remedies................................................................     11
   16.3        Damages.................................................................     11
   16.4        Worth at Time of Award..................................................     11
   16.5        Waiver..................................................................     12
   16.6        Curing Subtenant's Default..............................................     12

ARTICLE 17  -  ATTORNEYS' FEES.........................................................     12

ARTICLE 18  -  DESTRUCTION OR DAMAGE...................................................     12

ARTICLE 19  -  CONDEMNATION............................................................     13

ARTICLE 20  -  ASSIGNMENT OF PRIME LEASE...............................................     13

ARTICLE 21  -  STATEMENT OF STATUS (ESTOPPEL)..........................................     13
   21.1        Certificate.............................................................     13
   21.2        Estoppel................................................................     14

ARTICLE 22 -   PARKING.................................................................     14
   22.1        Parking Rights..........................................................     14

ARTICLE 23 -   SECURITY DEPOSIT........................................................     14
   23.1        Security Deposit........................................................     14

ARTICLE 24 -   CERTAIN ALLOWANCES......................................................     14
   24.1        Moving Allowance........................................................     14
   24.2        Termination Fee Allowance...............................................     15

ARTICLE 25 -   GENERAL PROVISIONS......................................................     15
   25.1        Successors..............................................................     15
   25.2        Entire Agreement........................................................     15
   25.3        Terms and Headings......................................................     15
   25.4        Light/Air...............................................................     15
   25.5        Time ...................................................................     16
   25.6        Examination.............................................................     16
   25.7        No Recording............................................................     16
   25.8        Governing Law...........................................................     16
   25.9        Provisions Severable....................................................     16
   25.10       Notices.................................................................     16
   25.11       Waiver of Jury Trial....................................................     17

                                    SUBLEASE

         THIS SUBLEASE (the "Sublease") is made this 1st day of April, 1997 between CMS DEVELOPMENT AND MANAGEMENT COMPANY, INC., a Delaware corporation ("Sublandlord") and PMR CORPORATION, a Delaware corporation ("Subtenant").

                                   BACKGROUND

         A. Pursuant to a Master Lease dated July 10, 1996 (the "Prime Lease"), Sublandlord leases from an affiliate of Lennar Partners, successor in interest to Oliver McMillan Village Hillcrest 2, L.P. (the "Prime Landlord") the fifth floor (the "Fifth Floor") in the medical building located at 501 Washington Avenue, San Diego, California (the "Building"). The Building is part of a larger "mixed use" condominium project known as the Village Hillcrest (the "Project"), which includes a rehabilitation hospital, medical offices, retail uses, a multi-screen movie theater, offices and a multi-level subterranean parking structure. Capitalized terms used herein without definition shall have the same meanings ascribed to those terms in the Prime Lease.

         B. Subtenant desires to lease the Fifth Floor for use as executive and administrative offices for Subtenant. Sublandlord is willing to sublease the Fifth Floor to Subtenant on the terms and conditions hereinafter set forth.

                                    ARTICLE 1
                    DESCRIPTION OF LEASED SPACE, PRIME LEASE

            1.1 Demise of Leased Space. Sublandlord hereby leases to Subtenant and Subtenant hereby hires from Sublandlord, pursuant to the terms, covenants, conditions and uses herein set forth, the Fifth Floor, consisting of approximately 20,717 square feet of space (the "Leased Space"), outlined in black on the floor plan attached hereto as Exhibit "A".

            1.2 Prime Lease. The Prime Lease is incorporated herein by this reference. Subtenant acknowledges receipt of a copy of the Prime Lease, and agrees that Subtenant's rights with respect to the use and occupancy of the Leased Space are in all respects subject to the terms, conditions and limitations of the Prime Lease. Subtenant shall be responsible for all obligations of Sublandlord under the Prime Lease relating to the use and occupancy of the Leased Space, provided that the Monthly Base

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

Rent payable by Subtenant shall be as provided in Article 3 of this Sublease.

            1.3. Protection of Prime Lease. Subtenant shall not do or cause to be done or suffer or permit any act or thing which would constitute a default under the Prime Lease or cause the Prime Lease or the rights of Sublandlord as lessee thereunder to be terminated or which would cause Sublandlord to become liable for any damages, costs, claims or penalties or would increase the rent or other charges or obligations of Sublandlord as lessee under the Prime Lease, or would adversely affect or reduce any of Sublandlord's rights or benefits under the Prime Lease.

            1.4 Sublandlord's Prime Lease Obligations. Sublandlord agrees that it shall pay all amounts due and perform all obligations required of it under the Prime Lease in a timely manner. Sublandlord agrees that it shall not amend, modify, terminate or otherwise change the Prime Lease in any manner which affects Subtenant or this Sublease without first obtaining the approval of Subtenant, which approval shall not be unreasonably withheld.

                                    ARTICLE 2
                                      TERM

            2.1 Commencement and Expiration. The term of this Sublease shall be for a term (the "Term") commencing on the earlier of (i) substantial completion of Sublandlord's Improvement Work to the Leased Space as provided in Article 5 and Exhibit B hereto or (ii) Subtenant's occupancy of all or any substantial portion of the Leased Space ("Commencement Date"), and expiring, subject to earlier termination as provided elsewhere in this Sublease, on April 3, 2002. Under no circumstances shall the Term extend beyond the expiration, surrender or termination of the Prime Lease, whether the Prime Lease expires by its own terms, is terminated due to default or for any other reason. Provided that this Sublease is not terminated due to Subtenant's default hereunder, Sublandlord shall not attempt to extend the Prime Lease or otherwise compete with Subtenant for occupancy of the Leased Space or any part thereof upon the expiration of the Term.

                                    ARTICLE 3
                                      RENT

            3.1 Monthly Base Rent. Subtenant agrees to pay to Sublandlord, without prior notice or demand, in advance, on the first (1st) day of each and every calendar month during the Term,


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

and Sublandlord shall accept, monthly base rent ("Monthly Base Rent") as follows: for the period beginning on the Commencement Date and expiring on the day preceding the nine (9) month anniversary of the Commencement Date, the Monthly Base Rent shall be Sixteen Thousand Five Hundred Ninety Dollars ($16,590) per month; for the period from and after the nine (9) month anniversary of the Commencement Date the Monthly Base Rent shall be Twenty One Thousand Seven Hundred Fifty Two Dollars ($21,752.85) per month, subject to annual increase as set forth in Section 3.2. Notwithstanding the foregoing, the Monthly Base Rent for the first full month of the Term shall be paid by Tenant upon the execution of this Sublease. If the Term shall commence or end on a day other than the first day of a month, the Monthly Base Rent for said first and last partial month shall be prorated on a per diem basis, and the Monthly Base Rent for the month in which the nine month anniversary of the Commencement Date falls shall be adjusted on a per diem basis to reflect the adjustment in Monthly Base Rent as of such anniversary as provided above.

            3.2 Annual Increase in Rent. On the one year anniversary of the Commencement Date (or, if the Commencement Date is other than the first day of a calendar month, the one year anniversary of the first day of the first calendar month following the Commencement Date), and on each annual anniversary of such date during the term of this Agreement (each, an "Anniversary Date"), the Monthly Base Rent then payable under this Sublease shall be increased by a fixed four percent (4%) of the Monthly Base Rent in effect immediately preceding such Anniversary Date.

            3.3 Late Charge. In the event that any payment of Monthly Base Rent or any other sum payable by Subtenant to Sublandlord hereunder (all of which sums shall be collectable as additional rent hereunder) is not paid within ten
(10) days after its due date, Subtenant agrees (i) that liquidated damages for the late payment of such rent in the amount of six percent (6%) of such rent shall be and become due to Sublandlord on the eleventh day after such payment is due and (ii) to pay such liquidated damages to Sublandlord upon demand. Subtenant agrees that the foregoing liquidated damages are reasonable under the circumstances existing at the time this Sublease is executed, and understands that the foregoing liquidated damages represent compensation to Sublandlord for damages incurred by reason of Subtenant's failure to make payment of rent within ten (10) days after the date when due.

                                    ARTICLE 4
                                USE; LIMITATIONS

            4.1 Uses. The Leased Space may be used only for executive and administrative offices for a health care company or any other use permitted under the Prime Lease. Any other use of






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


the Leased Space shall require Sublandlord's consent, which may be granted or withheld in its sole discretion.

            4.2 Regulations and CC&R's. In addition to the Prime Lease, this Sublease and the interest of all parties hereto shall be subject to any and all Rules and Regulations promulgated from time to time by the Prime Landlord as well as the Master Declaration and the Hospital/Medical Declaration (collectively, the "CC&R's") and to all of the covenants, conditions, restrictions, reservations, easements, liens and provisions therein contained, and Subtenant, by acceptance of this Sublease, hereby covenants and agrees to comply with the provisions of such Rules and Regulations and the CC&R's in its use and occupation of the Leased Space. Subtenant acknowledges that this Sublease shall be subordinate to the CC&R's and any amendments or modifications thereof.

                                    ARTICLE 5
                      CONSTRUCTION OF INITIAL IMPROVEMENTS

            5.1 Improvement Work. Sublandlord shall construct initial improvements to the Leased Space in accordance with the Improvement Work Letter Agreement attached hereto as Exhibit B.

                                    ARTICLE 6
                            ALTERATIONS AND ADDITIONS

            6.1 Alterations. Subtenant shall not make any structural alterations, improvements or additions to the Leased Space without obtaining the prior written consent of Sublandlord, which consent shall not be unreasonably withheld or delayed. Sublandlord's consent shall be conditioned upon Subtenant's removing any such additions, alterations, or improvements upon the expiration or termination of this Sublease and restoring the Leased Space to the same condition as on the date Subtenant took possession, provided that Sublandlord shall not require such removal if the Prime Landlord does not require such removal. All work performed by Subtenant pursuant to this Article shall be subject to the requirements of the Prime Lease, including but not limited to the obligation to post notices of non-responsibility and provide lien and completion bonds in certain circumstances as provided in Article 6 of the Prime Lease.

            6.2 Removal of Improvements. Unless their removal is required by the Prime Landlord under the Prime Lease, all additions, alterations, and improvements made to the Leased Space by or on behalf of Subtenant shall become the property of Sublandlord and be surrendered with the Leased Space upon the expiration or termination of this Sublease, provided that Subtenant's personal property and trade fixtures that can be removed without material damage to the Leased Space shall remain the property of Subtenant and may be removed. Subtenant shall promptly repair any damage to the Leased Space or to the Building resulting from such removal.

                                    ARTICLE 7
                             UTILITIES AND SERVICES

            7.1 Utilities and Services. Sublandlord shall not be obligated to provide any utilities or services to Subtenant, it being understood that Subtenant shall be entitled to receive directly from the Prime Landlord the utilities and services to be provided by the Prime Landlord to the Leased Space under the Prime Lease. If Prime Landlord shall default or delay in providing or performing any utility, service, repair, restoration or other obligation under the Prime Lease as such items pertain to the Leased Space, Sublandlord's only obligations to Subtenant on account thereof shall be (i) to permit Subtenant, at its expense, to prosecute an action against Prime Landlord for damages or specific performance for Subtenant's benefit, and (ii) to make a good faith effort, and to reasonably cooperate with Subtenant (at Subtenant's expense) in attempting, to cause Prime Landlord to provide or perform such service or obligation. Any condition resulting from such default or delay by Prime Landlord shall not constitute an eviction, actual or constructive, of Subtenant. No such default or delay shall excuse Subtenant from the payment of rent or performance or observance of any of its other obligations hereunder.

                                    ARTICLE 8
                                 INDEMNIFICATION

            8.1 Indemnity and Defense. Subtenant agrees to indemnify Sublandlord and to hold Sublandlord free and harmless from and against any and all liabilities, costs, expenses, damages, claims, and losses of every kind and nature whatsoever arising out of or related to: (a) Subtenant's use and occupancy of the Leased Space, or any work, activity, or other thing done in, on, or about the Leased Space by Subtenant or anyone claiming under Subtenant; or (b) any breach or default by Subtenant under this Sublease or of any obligations of Subtenant imposed by law; or (c) any negligent or otherwise tortious act or omission of Subtenant, its agents, employees, invitees, or contractors. The foregoing indemnity includes, but is not limited to, injuries, death, and property damage suffered by Subtenant's employees except to the extent caused by the active (as opposed to passive)









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


negligence or willful acts of Sublandlord, its agents or employees. Subtenant shall, at Subtenant's sole cost and expense, and by legal counsel reasonably satisfactory to Sublandlord, defend Sublandlord in any action or proceeding arising from any such matter and shall indemnify Sublandlord and hold Sublandlord free and harmless from and against all costs, attorneys' fees, expert witness fees, and any other expenses incurred in such action or proceeding. As a material part of the consideration for Sublandlord's execution of this Sublease, Subtenant hereby assumes all risk of damage or injury to any person or property in, on, or about any part of the Leased Space in the physical possession of Subtenant or anyone claiming under Subtenant, from any cause, except to the extent of the active negligence or willful acts of Sublandlord and Sublandlord's agents and employees.

            Sublandlord agrees to indemnify Subtenant and to hold Subtenant free and harmless from and against any and all liabilities, costs, expenses, damages, claims and losses of every kind and nature whatsoever arising out of or related to any breach or default by Sublandlord under this Sublease or any injury, death or property damage resulting from the active (as opposed to passive) negligence or willful misconduct of Sublandlord, its agents or employees.

            8.2 Exculpation. Sublandlord shall not be liable for injury or damage that may be sustained by the person or property of the Subtenant, its employees, invitees, or customers, or any other person in or about the Leased Space, caused by or resulting from fire, steam, electricity, gas, water, or rain or from the breakage, leakage, obstruction, or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning, or lighting fixtures, whether such damage or injury results from conditions arising upon the Leased Space or upon other portions of the Building or from other sources, except to the extent such damage or injury results from the active (as opposed to passive) negligence or willful acts of Sublandlord. Sublandlord shall not be liable for any damages arising from any act or omission of Prime Landlord or any other occupant of the Tower, Building or Project.

                                    ARTICLE 9
                                    INSURANCE

            9.1 Subtenant shall maintain at its own cost and expense (i) insurance against fire and such other perils as may be included in a standard fire and special extended coverage insurance form on all of Subtenant's property located in the Leased Space in an amount adequate to cover at least ninety percent (90%) of their replacement cost; and (ii) commercial general liability insurance on an occurrence basis with limits of liabil-ity in an amount not less than $1,000,000 combined single limit for each occurrence with respect to loss of life, bodily or personal injury and damage to property by water or otherwise. All such insurance shall be issued by insurers approved by Sublandlord, shall provide for a deductible not greater than $10,000.00 from any loss payable, shall contain appropriate endorsements denying Subtenant's insurers the right of subrogation against Sublandlord and all parties to, or bound by, the CC&R's, and shall contain a provision whereby each insurer agrees not to cancel such insurance without 30 days prior written notice to Sublandlord. With respect only to the general liability insurance, Sublandlord and the Prime Landlord shall be named as an additional insured. On or before the Commencement Date, Subtenant shall furnish Sublandlord with certificates evidencing the aforesaid insurance coverage, and renewal certificates shall be furnished to Sublandlord at least ten (10) days prior to the expiration date of such insurance.

            9.2 Sublandlord shall maintain at its own cost and expense commercial general liability insurance on an occurrence basis with limits of liability in an amount not less than $1,000,000 combined single limit for each occurrence with respect to loss of life, bodily or personal injury and damage to property. The liability insurance maintained by Sublandlord shall be secondary to the liability insurance maintained by Subtenant with respect to occurrences in, on or about the Leased Premises. Upon Subtenant's request, but not more frequently than once per year, Sublandlord shall provide Subtenant a certificate of insurance evidencing this insurance coverage.

                                   ARTICLE 10
                              CARE OF LEASED SPACE

            10.1 Subtenant's Obligation. Except for the obligations of Prime Landlord under Article 7 and Section 10.2 of the Prime Lease, and except for the provisions of Article 18, Subtenant shall keep the Leased Space in good condition and repair, including replacements as needed, and shall not commit or permit any waste upon the Leased Space. If Subtenant fails to keep the Leased Space in reasonable repair, Sublandlord may at Sublandlord's option, after reasonable prior written notice to Subtenant, enter the Leased Space in order to keep the Leased Space in good condition and repair, and Subtenant shall immediately pay to Sublandlord the cost thereof.

                                   ARTICLE 11
                      PAYMENT OF OPERATING COSTS, PROPERTY
                            TAXES AND UTILITY CHARGES

            11.1 Costs, Taxes, and Utility Charges. Subtenant agrees to pay to Sublandlord, as additional rent under this Sublease, and at the times and in the manner provided in this Article 11, (i) Subtenant's Proportionate Share (as defined below) of the amounts by which Operating Costs and Property Taxes (as defined in the Prime Lease) for any calendar year exceed $218,265.00 (the "Expense Stop") and (ii) Subtenant's Proportionate Share of the cost of all Utilities (as defined in the Prime Lease). Subtenant's Proportionate Share of said amounts is hereinafter called "Subtenant's Share of Costs, Taxes, and Utilities."

            11.2 Payment. If Prime Landlord bills Subtenant directly for Subtenant's Share of Costs, Taxes and Utilities, Subtenant shall pay the amount so billed directly to Prime Landlord as and when due. Otherwise, Subtenant's Share of Costs, Taxes, and Utilities for any calendar year shall be due and payable to Sublandlord no later than twenty (20) days after Sublandlord delivers to Subtenant, after the calendar year has ended, a copy of the statement of Costs, Taxes and Utilities provided by Prime Landlord to Sublandlord. If pursuant to the Prime Lease Sublandlord is required to pay estimated monthly installments on account thereof, Subtenant shall upon demand pay to Sublandlord estimated monthly installments of Subtenant's Share of Costs, Taxes and Utilities. If the monthly installments paid by Subtenant on account of Costs, Taxes and Utilities for any year is more or less than the actual Subtenant's Share of such costs for such year, Subtenant shall pay the amount due or receive a credit as provided in Section 11.2 of the Prime Lease.

            If the Commencement Date is other than January 1, Subtenant's Share of Costs, Taxes, and Utilities for the calendar year in which the Commencement Date occurs shall be multiplied by a fraction, the numerator of which shall be the number of days from the Commencement Date to the following December 31 and the denominator of which shall be 365 and Subtenant's Share of Costs, Taxes, and Utilities for the calendar year in which the Term expires shall be multiplied by a fraction, the numerator of which shall be the number of days in the calendar year to the expiration date and the denominator of which shall be 365.

            11.3 Subtenant's Proportionate Share. "Subtenant's Proportionate Share" shall mean, with respect to Costs and Taxes, 100% of the total such costs allocated to the Fifth Floor. With respect to Utilities that are charged to tenants in the Tower without regard to occupancy or usage, Subtenant's Proportionate












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



Share shall be 100% of the total such costs allocated to the Fifth Floor; otherwise Subtenant's Proportionate Share with respect to Utilities shall mean the percentage obtained by dividing the rentable area of the Leased Space by the total occupied area of the Fifth Floor.

                                   ARTICLE 12
                              BROKERAGE COMMISSIONS

            12.1 Representations. Sublandlord and Subtenant each represent and warrant to the other that it has not dealt with any broker or agent other than Lambert Smith Hampton (San Diego), Inc. (the "Broker"). Subtenant and Sublandlord agree to indemnify and hold the other harmless for, from and against any claims for brokerage commissions with respect to this Sublease made by any broker or agent other than the Broker with whom, as applicable, Subtenant or Sublandlord may have dealt with respect to this Sublease. The foregoing indemnification shall include the reasonable attorneys' fees of the party being indemnified.

            12.2 Payment. Sublandlord shall pay the Broker a commission for its services in connection with this Sublease in accordance with the terms of a separate agreement between Sublandlord and the Broker.

                                   ARTICLE 13
                         RIGHTS RESERVED BY SUBLANDLORD

            13.1 Reserved Rights. In addition to the rights reserved by Prime Landlord pursuant to Section 13.1 of the Prime Lease, Sublandlord shall have the right to enter upon the Leased Space at reasonable times and with reasonable notice for the purposes of making inspections and for access to any pipe or utility chases or similar areas accessible from the Leased Space.

                                   ARTICLE 14
                            ASSIGNMENT AND SUBLETTING

            14.1 Assignment. Subtenant shall not assign this Sublease without Sublandlord's prior written consent, which consent shall not be unreasonably withheld so long as the financial condition of the proposed assignee is acceptable to Sublandlord. No assignment shall relieve Subtenant of its obligations hereunder.













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


            14.2 Subleasing. Subtenant shall not sublease the Leased Space or any portion thereof without the prior written consent of Sublandlord, which consent shall not be unreasonably withheld so long as the financial condition of the proposed sublessee is acceptable to Sublandlord. No sublease shall release Subtenant from responsibility for performance of the terms, covenants and conditions of this Sublease with respect to the space covered by any sublease.

                                   ARTICLE 15
                                 QUIET ENJOYMENT

            15.1 Ouiet Enjoyment. Subtenant, provided no default exists hereunder and is continuing, shall have quiet and peaceable enjoyment of the Leased Space throughout the Term without hindrance or molestation by Sublandlord or by anyone claiming by, through or under Sublandlord.

                                   ARTICLE 16
                                     DEFAULT

            16.1 Subtenant's Default. The occurrence of any one or more of the following events shall constitute a default and breach of this Sublease by
Subtenant: (a) if Subtenant fails to pay any Rent or any other charges required to be paid by Subtenant under this Sublease when due and payable for a period of five (5) days after written notice thereof is received by Subtenant specifying such failure, provided that Subtenant shall not be entitled to such notice and grace period more than two times in any consecutive twelve (12) month period; or (b) if Subtenant fails to perform promptly and fully any other covenant, condition, or agreement contained in this Sublease and such failure continues for twenty (20) days after receipt of written notice thereof from Sublandlord to Subtenant or such longer time as is reasonably required by Subtenant to cure; or (c) if Subtenant makes a general assignment for the benefit of creditors or provides for an arrangement, composition, extension, or adjustment with its creditors; or (d) if Subtenant files a voluntary petition for relief, or if a petition against Subtenant in a proceeding under the federal bankruptcy laws or other insolvency laws is filed and not withdrawn or dismissed within ninety (90) days thereafter, or if under the provisions of any law providing for reorganization or winding up of corporations any court of competent jurisdiction assumes jurisdiction, custody, or control of Subtenant or any substantial part of its property and such jurisdiction, custody, or control remains in force unrelinquished, unstayed, or unterminated for a period of ninety (90) days; or (e) if, in any proceeding or action in which Subtenant










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



is a party, a trustee, receiver, agent, or custodian is appointed to take charge of the Leased Space or any of Subtenant's property (or has the authority to do so) for the purpose of enforcing a lien against the Leased Space or Subtenant's property.

            16.2 Remedies. In the event of Subtenant's default hereunder, then in addition to all other rights or remedies available to Sublandlord, Sublandlord shall have the right, at Sublandlord's option, without further notice or demand of any kind, to the following: (a) terminate this Sublease and Subtenant's right to possession of the Leased Space and reenter the Leased Space and take possession thereof, and Subtenant shall have no further claim to the Leased Space under this Sublease; or (b) continue this Sublease in effect and collect Rent or other charges that have or thereafter become due and payable; or
(c) elect the remedy set forth in subpart (b) of this Section 16.2, and thereafter elect to terminate this Sublease and Subtenant's right to possession of the Leased Space under subpart (a) of this Section 16.2.

            16.3 Damages. Should Sublandlord elect to terminate this Sublease under the provisions of Section 16.2, Sublandlord may recover as damages from Subtenant the following: (a) the worth at the time of the award of any unpaid Rent which had been earned at the time of termination; plus (b) the worth at the time of the award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Subtenant proves could have been reasonably avoided; plus (c) the worth at the time of the award of the amount by which the unpaid Rent for the balance of the Term after the time of the award exceeds the amount of the rental loss that Subtenant proves could be reasonably avoided; plus (d) any other actual and reasonable amount necessary to compensate Sublandlord for all detriment proximately caused by Subtenant's failure to perform its obligations under this Sublease or that in the ordinary course of things would be likely to result therefrom, limited to any costs or expenses (including attorneys, fees) incurred by Sublandlord in (i) retaking possession of the Leased Space, (ii) maintaining the Leased Space after Subtenant's default, (iii) preparing the Leased Space for reletting to a new Subtenant, including any repairs or alterations, and (iv) reletting the Leased Space, including brokers, commissions. The term "Rent," as used in this Sublease, includes the Monthly Base Rent plus all additional rent under this Sublease and all other sums becoming due that are the equivalent of rent.

            16.4 Worth at Time of Award. "The worth at the time of the award," as that phrase is used in Section 16.3(a) and (b), is to be computed by allowing interest at the maximum rate allowed by law at the time of the award. "The worth at the time of the award" as that phrase is used in Section 16.3(c), is to be




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



computed by discounting the amount at the discount rate of the Federal Reserve Bank at the time of the award plus one percent (l%).

            16.5 Waiver. Waiver by Sublandlord of any breach of any term, covenant, or condition of this Sublease shall not be deemed a waiver of such term, covenant, or condition. Acceptance of Rent by Sublandlord subsequent to any breach hereof shall not be deemed a waiver of any preceding breach other than the failure to pay the particular Rent so accepted, regardless of Sublandlord's knowledge of any breach at the time of such acceptance of Rent. Sublandlord shall not be deemed to have waived any term, covenant, or condition unless Sublandlord gives Subtenant written notice of such waiver.

            16.6 Curing Subtenant's Default. If Subtenant defaults in the performance of any of its obligations under this Sublease, then, after prior written notice to Subtenant of its intention to do so, Sublandlord may, but shall not be obligated to, and without waiving such default, perform the same for the account and at the expense of Subtenant. Subtenant shall pay Sublandlord all costs of such performance promptly upon receipt of a bill therefor.

                                   ARTICLE 17
                                 ATTORNEYS' FEES

            17.1 In the event that either party to this Sublease commences any action or proceeding against the other by reason of any default or alleged default of any term or condition of this Sublease, or for interpretation of this Sublease, the prevailing party in such action or proceeding will be entitled to recover such amount as the court may judge to be reasonable attorneys, fees. The court shall determine the prevailing party.

                                   ARTICLE 18
                              DESTRUCTION OR DAMAGE

            18.1 If the Building or any portion thereof, including the Leased Space, is damaged or destroyed by fire or other casualty, the provisions of
Article 18 of the Prime Lease shall apply. Anything contained in this Sublease to the contrary notwithstanding, Sublandlord may, in its sole discretion, exercise any option available to Sublandlord under the Prime Lease to terminate the Prime Lease in the event of fire or other casualty.

            18.2 If the Leased Space is partially damaged or destroyed by fire or other casualty, the Monthly Base Rent shall









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



equitably abate, to the extent that the Leased Space is rendered untenantable, for the period from the date of such damage or destruction to the date the damage is repaired or restored, but only to the extent that the monthly base rent payable by Sublandlord under the Prime Lease and allocable to the Leased Space is similarly abated. Thus, for example, if one third of the monthly base rent under the Prime Lease allocable to the Leased Space is abated, one third of the Monthly Base Rent payable hereunder shall be abated for the same period.

                                   ARTICLE 19
                                  CONDEMNATION

            19.1 If the Leased Space is condemned and taken by any authority, the provisions of Article 19 of the Prime Lease shall apply.

                                   ARTICLE 20
                            ASSIGNMENT OF PRIME LEASE

            20.1 Sublandlord may assign, in whole or in part, Sublandlord's interest in this Sublease and may assign all of its interest under the Prime Lease. In the event of any assignment by Sublandlord of the Prime Lease and this Sublease, Sublandlord shall be, and is hereby entirely free and relieved of, all liability under any and all covenants and obligations contained in or derived from this Sublease or arising out of any act, occurrence or omission relating to the Leased Space which occurs after the consummation of such sale, exchange, or assignment, except for obligations, if any, owing at the time of such sale, exchange or assignment.

                                   ARTICLE 21
                         STATEMENT OF STATUS (ESTOPPEL)

            21.1 Certificate. Within ten (10) days after written request from one party to the other, the party so requested shall execute and deliver to the other or its named designee a written statement certifying that (a) this Sublease is unmodified and in full force and effect or is in full force and effect as modified and stating the modifications; (b) the amount of the Monthly Base Rent and the date to which Monthly Base Rent and additional rent have been paid in advance; (c) the amount of any security deposited with Sublandlord; and
(d) that Sublandlord or Subtenant, as the case may be, is not in default hereunder or, if either is claimed to be in default, setting forth the nature of any claimed default.

            21.2 Estoppel. Any such statement described in Section 22.1 may be relied upon by a purchaser, assignee, or lender.

                                   ARTICLE 22
                                     PARKING

            22.1 Parking Rights. Tenant shall have the right, pursuant to
Article 23 of the Prime Lease and any applicable rules and regulations adopted by Prime Landlord, to park automobiles in the Parking Structure. Subtenant must make arrangements for such parking, and pay all required fees directly to, Prime Landlord.

                                   ARTICLE 23
                                SECURITY DEPOSIT

            23.1 Security Deposit. Upon the execution of this Sublease Subtenant shall deposit with Sublandlord the sum of Forty Three Thousand Five Hundred Six Dollars ($43,506.00) (the "Security Deposit") to be held as collateral security for the payment of Base Rent and all other sums of money payable by Subtenant under this Sublease, and for the faithful performance of all other covenants and agreements of Subtenant under this Sublease. The Security Deposit, without interest, shall be repaid to Subtenant within thirty (30) days after the expiration or sooner termination of this Sublease, provided Subtenant shall have made all such payments and performed all such covenants and agreements. Upon any default by Subtenant hereunder, at Sublandlord's sole option, Sublandlord may apply all or part of the Security Deposit on account of such default, and thereafter Subtenant shall promptly restore the original amount of the Security Deposit.

                                   ARTICLE 24
                               CERTAIN ALLOWANCES

            24.1 Moving Allowance. In consideration for the faithful performance by Subtenant of all of its obligations under this Sublease, Sublandlord shall pay Subtenant a moving allowance in the amount of $16,590.00 to reimburse Subtenant for third party costs incurred in connection with the relocation of its










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

offices to the Leased Space. Sublandlord shall pay this moving allowance to Subtenant within thirty (30) days after Subtenant takes possession of the Leased Space and commences payment of Monthly Base Rent.

            24.2 Termination Fee Allowance. In consideration for the faithful performance by Subtenant of all of its obligations under this Sublease, Sublandlord shall pay Subtenant a termination fee allowance in the amount of $50,000 to reimburse Subtenant for the termination fee payable by Subtenant to its existing landlord to terminate its existing lease and other costs to be incurred by Subtenant. Sublandlord shall pay this termination fee allowance within thirty (30) days after Subtenant takes possession of the Leased Space and commences the payment of Monthly Base Rent.

                                   ARTICLE 25
                               GENERAL PROVISIONS

            25.1 Successors. The terms and conditions herein contained shall, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators, and assigns of the parties hereto.

            25.2 Entire Agreement. This Sublease together with the Exhibits attached hereto contains the entire agreement between the parties and shall not be modified in any manner except by an instrument in writing executed by the parties or their respective successors in interest. All such Exhibits are incorporated into and made a part of this Sublease.

            25.3 Terms and Headings. The words "Sublandlord" and "Subtenant" as used herein shall include the plural as well as the singular. Words used in any gender include other genders. If there be more than one Subtenant the obligations hereunder imposed upon Subtenant shall be joint and several. Introductory headings at the beginning of each numbered Article and Section of this Sublease are solely for the convenience of the parties and should not be deemed to be a limitation upon or description of the contents of any such paragraph.

            25.4 Light/Air. No rights to light or air over any property whether belonging to Sublandlord or to any other person, are granted to Subtenant by this Sublease.









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



            25.5 Time. Time is of the essence of this Sublease with the exception of Sublandlord's delivery of possession hereunder.

            25.6 Examination. Submission of this instrument for examination or signature by Subtenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution by and delivery to both Sublandlord and Subtenant.

            25.7 No Recording. Subtenant shall not record this Sublease without the prior consent of Sublandlord.

            25.8 Governing Law. This Sublease shall be governed by and construed in accordance with the laws of the State of California.

            25.9 Provisions Severable. If any provision of the Sublease shall be determined to be illegal or unenforceable, such provision shall be deemed severable from the balance of this Sublease, which shall remain in full force and effect.

            25.10 Notices. All notices given between the parties will be given in writing and mailed or delivered to the following addresses:

            To the Sublandlord:

            Horizon/CMS Healthcare Corporation
            6001 Indian School Road, NE
            Suite 530
            Albuquerque, NM 87110

            Attention: Mr. Jeff Stuve

            To the Subtenant:

            PMR Corporation
            Fifth Floor
            501 Washington Avenue
            San Diego, CA

            Attention:_________________________________













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


            25.11 Waiver of Jury Trial. Each of Sublandlord and Subtenant waive trial by jury in any action arising out of or in connection with the Sublease.

            IN WITNESS WHEREOF, the parties have signed this Sublease as of the day and year first above written.

                                      SUBLANDLORD:

                                      CMS DEVELOPMENT AND MANAGEMENT COMPANY,
                                      INC., a Delaware corporation

                                      By:       /s/ J. SEAN DAILY
                                         ------------------------------------
                                      SUBTENANT:

                                      PMR CORPORATION, a Delaware corporation

                                      By:       /s/ FRED FURMAN
                                         ------------------------------------
















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
                              [EXHIBITS EXCLUDED]